Exhibit 1

This undersigned hereby agree, pursuant to Rule 13d-1(k)(1) under the Securites Exchange Act of 1934, as amended (the “Act”), that a statement of beneficial ownership as required under Sections 13(g) or 13(d) of the Act and the Rules promulgated thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings.

FCPR Ventech A

By: /s/ Jean Bourcereau
Jean Bourcereau, Director

FCPR Ventech B

By: /s/ Jean Bourcereau
Jean Bourcereau, Director

FCPR Ventech Coinvest

By: /s/ Jean Bourcereau
Jean Bourcereau, Director

FCPR Ventech Capital II

By: /s/ Jean Bourcereau
Jean Bourcereau, Director

/s/ Alain Caffi
Alain Caffi

/s/ Jean Bourcereau
Jean Bourcereau